Corporate Affairs 77 Beale Street San Francisco, CA 94105 1-415-973-5930	Exhibit 99.1

October 30, 2013

CONTACT: PG&E External Communications - (415) 973-5930

PG&E CORPORATION ANNOUNCES
THIRD-QUARTER 2013 FINANCIAL RESULTS

SAN FRANCISCO, Calif.—PG&E Corporation’s (NYSE: PCG) third-quarter 2013 net income after dividends on preferred stock (also called “income available for common shareholders”) reported in accordance with generally accepted accounting principles (GAAP) was $161 million, or $0.36 per share. This compares with $361 million, or $0.84 per share, for the third quarter of 2012.

GAAP results include items that management does not consider part of normal, ongoing operations (items impacting comparability), which totaled $396 million pre-tax, or $0.52 per share for the quarter. The items impacting comparability related almost entirely to natural gas matters, including costs to validate safe pipeline operating pressures and make other safety improvements, as well as legal and other costs. For the third quarter, PG&E increased its accrual for third-party liability claims by $110 million as previously disclosed, and took a pre-tax charge of $196 million for disallowed capital expenditures relating to a required update of its Pipeline Safety Enhancement Plan.

PG&E Corporation Chairman, CEO and President Tony Earley said: “While we are disappointed by the need for another charge against earnings, we are satisfied with the solid operational performance overall in executing this important plan. During the quarter, we also were pleased to have resolved nearly all remaining third-party claims related to San Bruno through settlements that treat victims and families fairly and responsibly. It is now vital to PG&E customers that state regulators resolve pending gas proceedings in a timely and balanced manner.”

The total cost to shareholders for natural gas pipeline safety-related work incurred since the San Bruno accident or committed over the next several years exceeds $2.4 billion.

Earnings from Operations

On a non-GAAP basis, excluding items that management does not consider part of normal, ongoing operations, results were $395 million, or $0.88 per share, compared to $399 million, or $0.93 per share for the third quarter of 2012.

Among the major factors contributing to this quarter-over-quarter difference, the negative impacts of a lower regulated return on equity and debt compared to last year and a higher number of shares outstanding were only partially offset by higher rate base earnings and other smaller items.

2013 Earnings Guidance

PG&E Corporation is maintaining its previously issued 2013 guidance range for non-GAAP earnings from operations of $2.55 to $2.75 per share. On a GAAP basis, the range for projected earnings has been lowered to $1.60 to $1.96 per share.

Guidance is based on various assumptions, including the level of capital expenditures, rate base and return on equity, the amount of future equity issuances, and unrecovered shareholder costs to improve the safety of the gas pipeline system. Guidance does not include potential fines beyond the $200 million already accrued. These and other assumptions are provided in an appendix to the presentation accompanying the earnings release, available on PG&E Corporation's website at: http://www.pgecorp.com/news/press_releases/Release_Archive2013/131030press_release.shtml.

PG&E Corporation discloses historical financial results and provides guidance based on “earnings from operations” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations. Earnings from operations are not a substitute or alternative for consolidated income available for common shareholders presented in accordance with GAAP. See the accompanying exhibits for a reconciliation of the differences between results and guidance based on earnings from operations and results and guidance based on consolidated income available for common shareholders.

Supplemental Financial Information

In addition to the financial information accompanying this release, presentation slides for today's conference call with the financial community have been furnished to the Securities and Exchange Commission and are available on PG&E Corporation’s website cited above.

Conference Call with the Financial Community to Discuss Financial Results

Today's call at 12:00 p.m., Eastern Time, is open to the public on a listen-only basis via webcast. Please visit http://www.pgecorp.com/investors/investor_info/conference/ for more information and instructions for accessing the webcast. The call will be archived on the website. Alternatively, a toll-free replay of the conference call may be accessed shortly after the live call until 8:00 p.m. Eastern Time, November 13, 2013, by dialing (866) 415-9493. International callers may dial (205) 289-3247. For both domestic and international callers, the pin number 24024# will be required to access the replay.

        Management’s statements regarding guidance for PG&E Corporation’s future financial results and earnings from operations per common share, and the underlying assumptions about the future levels of capital expenditures, rate base, costs, and equity issuances, constitute forward-looking statements that are necessarily subject to various risks and uncertainties. These statements reflect management’s judgment and opinions which are based on current expectations and various forecasts, estimates, and projections, the realization or resolution of which may be outside of management’s control. PG&E Corporation and Pacific Gas and Electric Company (“Utility”) are not able to predict all the factors that may affect future results. Some of the factors that could cause actual results to differ materially include:

•
the outcome of the CPUC’s pending investigations related to the Utility’s natural gas operating practices and the San Bruno accident, including the ultimate amount of fines payable to the State General Fund and the extent to which the Utility’s past and future unrecovered and unrecoverable costs to perform work associated with its natural gas system are considered in reaching the final outcome;

•	the outcome of the pending criminal investigation related to the San Bruno accident, including the amount of any fines the Utility may be required to pay and the impact of remedial measures the Utility may be required to implement, such as the appointment of an independent monitor;

•	whether PG&E Corporation and the Utility are able to repair the reputational harm that they have suffered, and may suffer in the future, due to the negative publicity surrounding the San Bruno accident, the related civil litigation, and the investigations, including any charge or finding of criminal liability;

•	the timing and amount of insurance recoveries related to third-party liability incurred in connection with the San Bruno accident;

•
the outcomes of regulatory and ratemaking proceedings, such as the 2014 General Rate Case, the CPUC’s compliance audits of the Utility’s annual electricity procurement costs, the 2015 Gas Transmission & Storage rate case, and the Transmission Owner rate cases pending at the FERC;

•
the ultimate amount of costs the Utility incurs in the future that are not recovered through rates, including costs to perform incremental work to improve the safety and reliability of electric and natural gas operations;

•
the amount and timing of additional common stock issuances by PG&E Corporation, the proceeds of which are contributed as equity to maintain the Utility’s authorized capital structure as it incurs charges and costs, including costs and fines associated with natural gas matters, that are not recoverable through rates or insurance; and changes in the availability and cost of borrowing and debt financing especially if PG&E Corporation’s or the Utility’s credit ratings are downgraded;

•
the impact of environmental laws, regulations, and orders and the Utility’s ability to recover associated compliance costs, including the costs to comply with cap-and-trade regulations and the costs of renewable energy procurement;

•
the extent to which the Utility is able to recover environmental remediation costs in rates or from other sources; and the ultimate amount of environmental remediation costs the Utility incurs but does not recover, such as the remediation costs associated with the Utility’s natural gas compressor station site located near Hinkley, California;

•
the impact of new legislation, regulations, recommendations, policies, decisions, or orders relating to the operations, seismic design, security, safety, re-licensing, or decommissioning of nuclear generation facilities; the storage of spent nuclear fuel; or cooling water intake;

•
the occurrence of events, including cyber-attacks, that can cause unplanned outages, reduce generating output, disrupt the Utility’s service to customers, or damage or disrupt the facilities, operations, or information technology and systems owned by the Utility, its customers, or third parties on which the Utility relies; and whether the occurrence of such events subjects the Utility to third-party liability, or result in the imposition of civil, criminal, or regulatory penalties; and

•	the other factors and risks discussed in PG&E Corporation’s and the Utility’s 2012 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.

PG&E Corporation
Condensed Consolidated Statements of Income
(in millions, except per share amounts)

	(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share amounts)	2013	2012	2013	2012
Operating Revenues
Electric	$3,517	$3,323	$9,375	$9,026
Natural gas	658	653	2,248	2,184
Total operating revenues	4,175	3,976	11,623	11,210
Operating Expenses
Cost of electricity	1,645	1,283	3,817	3,104
Cost of natural gas	131	118	656	593
Operating and maintenance	1,585	1,344	4,179	4,138
Depreciation, amortization, and decommissioning	523	617	1,542	1,807
Total operating expenses	3,884	3,362	10,194	9,642
Operating Income	291	614	1,429	1,568
Interest income	2	2	6	6
Interest expense	(179)	(178)	(532)	(528)
Other income, net	26	26	78	84
Income Before Income Taxes	140	464	981	1,130
Income tax (benefit) provision	(24)	100	243	291
Net Income	164	364	738	839
Preferred stock dividend requirement of subsidiary	3	3	10	10
Income Available for Common Shareholders	$161	$361	$728	$829
Weighted Average Common Shares Outstanding, Basic	446	428	441	422
Weighted Average Common Shares Outstanding, Diluted	447	429	442	423
Net Earnings Per Common Share, Basic	$0.36	$0.84	$1.65	$1.96
Net Earnings Per Common Share, Diluted	$0.36	$0.84	$1.65	$1.96
Dividends Declared Per Common Share	$0.46	$0.46	$1.37	$1.37

Reconciliation of PG&E Corporation Earnings from Operations to Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”)
Third Quarter, 2013 vs. 2012
(in millions, except per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)
	2013	2012	2013	2012	2013	2012	2013	2012

PG&E Corporation Earnings from Operations (1)	$395	$399	$0.88	$0.93	$1,019	$1,114	$2.31	$2.63
Items Impacting Comparability: (2)
Natural gas matters (3)	(233)	(24)	(0.52)	(0.06)	(287)	(229)	(0.65)	(0.54)
Environmental-related costs (4)	(1)	(14)	(0.00)	(0.03)	(4)	(56)	(0.01)	(0.13)
PG&E Corporation Earnings on a GAAP basis	$161	$361	$0.36	$0.84	$728	$829	$1.65	$1.96

(1)	“Earnings from operations” is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

(2)	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders as reported in accordance with GAAP.

(3)
The Utility incurred net costs of $394 million and $485 million, pre-tax, during the three and nine months ended September 30, 2013, respectively, in connection with natural gas matters. These amounts included pipeline-related expenses to validate safe operating pressures and perform other activities associated with the Utility’s pipeline safety enhancement plan (“PSEP”) that were disallowed by the CPUC, costs related to the Utility’s multi-year effort to identify and remove encroachments from transmission pipeline rights-of-way and other gas-related work, and legal and other expenses. A charge was also recorded for disallowed PSEP capital expenditures, reflecting forecasted capital expenditures through 2014 that are expected to exceed the amount to be recovered. Costs incurred also included an increase in the accrual for third-party claims related to the San Bruno accident. These costs were partially offset by insurance recoveries. There were no additional charges incurred during these periods related to fines.

(pre-tax)	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2013
Pipeline-related expenses	$(113)	$(249)
Disallowed capital	(196)	(196)
Accrued fines	-	--
Third-party liability claims	(110)	(110)
Insurance recoveries	25	70
Natural gas matters	$(394)	$(485)

(4)
The Utility recorded charges of $2 million and $7 million, pre-tax, during the three and nine months ended September 30, 2013, respectively, for environmental remediation costs associated with the Utility's natural gas compressor site located near Hinkley, California.

Key Drivers of PG&E Corporation Earnings per Common Share (“EPS”) from Operations
Third Quarter, 2013 vs. 2012
($/Share, Diluted)

Third Quarter 2012 EPS from Operations (1)	$0.93

Growth in rate base earnings	0.05
Timing of incremental work	0.01
Miscellaneous	0.04

Reduction in authorized cost of capital	(0.09)
Impact of capital spending over authorized	(0.02)
Increase in shares outstanding	(0.04)
Third Quarter 2013 EPS from Operations (1)	$0.88

2012 YTD EPS from Operations (1)	$2.63

Growth in rate base earnings	0.15

Reduction in authorized cost of capital	(0.28)
Impact of capital spending over authorized	(0.03)
Gas transmission revenues	(0.02)
Timing of incremental work	(0.02)
Increase in shares outstanding	(0.11)
Miscellaneous	(0.01)
2013 YTD EPS from Operations (1)	$2.31

(1)
See Reconciliation of PG&E Corporation Earnings from Operations to Consolidated Income Available for Common Shareholders in Accordance with GAAP for a reconciliation of EPS from Operations to EPS on a GAAP basis.

PG&E Corporation EPS Guidance

2013 EPS Guidance	Low	High
Estimated EPS on an Earnings from Operations Basis	$2.55	$2.75
Estimated Items Impacting Comparability: (1)
Natural Gas Matters (2)	(0.91)	(0.78)
Environmental-Related Costs (3)	(0.04)	(0.01)
Estimated EPS on a GAAP Basis	$1.60	$1.96

(1)	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders as reported in accordance with GAAP.

(2)
This range corresponds to the range of unrecovered costs associated with Natural gas matters, after-tax, of $407 million and $347 million. The pre-tax range of costs for items in Natural gas matters is shown below.

	2013
(in millions, pre-tax)	Low EPS guidance range	High EPS guidance range
Pipeline-related expenses (a)	$(450)	$(350)
Disallowed capital (b)	(196)	(196)
Accrued fines (c)	-	-
Third-party liability claims (d)	(110)	(110)
Insurance recoveries (e)	70	70
Natural gas matters	$(686)	$(586)

(a)
The range of $350 million to $450 million reflects pipeline-related expenses that are not recoverable through rates, including costs to perform work associated with the Utility’s PSEP, work related to the Utility’s multi-year effort to identify and remove encroachments from transmission pipeline rights-of-way, the integrity management of transmission pipelines and other gas-related work, and legal and other expenses.

(b)	The $196 million reflects capital expenditures that are not expected to be recovered through rates, including costs to perform pipeline replacement work associated with the Utility’s PSEP.

(c)
The ultimate amount of fines imposed on the Utility that is payable to the State General Fund could be materially higher than the $200 million previously accrued.  The guidance provided does not include any potential future fines (other than those already accrued).

(d)
Based on the cumulative charges recorded through 2012 of $455 million, the Utility’s best estimate of probable loss for third-party claims related to the San Bruno accident is $565 million. The guidance provided does not include potential losses for punitive damages, if any.

(e)
Although the Utility believes that a significant portion of the costs it incurs for third-party claims and associated legal expenses will be recovered through its insurance, the amount and timing of future recoveries is uncertain.  The guidance provided includes only insurance recoveries deemed probable under applicable accounting standards.

(3)
This range corresponds to the environmental-related cost range of $7 million to $30 million, pre-tax, primarily reflecting additional potential costs for the Utility’s whole house water replacement systems and other remedial measures associated with the Hinkley natural gas compressor site. The guidance provided is based on the assumption that the final groundwater remediation plan is adopted as proposed.

Actual financial results for 2013 may differ materially from the EPS guidance provided.  Please see the accompanying discussion of factors that could cause actual results to differ materially.